                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /x/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                              WESTERN BEEF, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                               WESTERN BEEF, INC.
                            47-05 METROPOLITAN AVENUE
                              RIDGEWOOD, N.Y. 11385

                               -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD AUGUST 7, 1998


To the Stockholders of Western Beef, Inc.:

     The Annual Meeting of the Stockholders of Western Beef, Inc., (the "Company") will be held at 1177 Avenue of the Americas, 29th floor, New York, N.Y. 10036, on August 7, 1998 at 10:00 a.m., New York time, for the following purposes:

     1.   To elect four directors to hold office until the next Annual Meeting;

     2. To consider and vote for the selection of PricewaterhouseCoopers LLP as independent auditors for Western Beef, Inc. for the fiscal year ending January 1, 1999.

     3. To transact such other business as may properly come before the meeting.

     Only stockholders of record as of the close of business on June 18, 1998 will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. A complete list of stockholders entitled to vote will be available for inspection by stockholders at the executive offices of the Company at least ten days before the date of the meeting.

     The Company's Annual Report for the fiscal year ended january 2, 1998; including financial statements is also enclosed


                                            By order of the Board of Directors,



                                            Peter R. Admirand,
                                            Secretary


Dated: June 19, 1998
Ridgewood, New York

IMPORTANT - please sign the enclosed proxy and mail it promptly in the prepaid return envelope provided, particularly if you do not expect to attend the meeting in person.

                               WESTERN BEEF, INC.
                            47-05 METROPOLITAN AVENUE
                              RIDGEWOOD, N.Y. 11385

                            -------------------------

                                 PROXY STATEMENT

                            -------------------------


Proxies

     This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Western Beef, Inc. (the "Company") to be used at the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on August 7, 1998 at 10:00 a.m., New York Time, 1177 Avenue of the Americas, 29th floor, New York, N.Y. 10036, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. If the enclosed form of proxy is executed and returned, it nevertheless may be revoked at any time before it is exercised in person at the Meeting, by written notice or by a duly executed proxy, bearing a later date, sent to the Secretary of the Company. The Company anticipates mailing this proxy statement and the accompanying proxy to stockholders on or about July 3, 1998.

Solicitation of Proxies

     This solicitation of proxies is being made by the Board of Directors of the Company and the expenses thereof will be borne by the Company. The principal solicitation is being made by mail. However, arrangements have been made with brokerage houses and other custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of the Company's common stock, par value $.05 per share (the "Common Stock"), and such persons will be reimbursed for their reasonable expenses.

Outstanding Voting Stock

     As of June 18, 1998, there were 5,475,153 shares of common stock outstanding. Each share of common stock is entitled to one vote. Only holders of record of common stock as of the close of business on June 18, 1998 will be entitled to vote at the Meeting. All questions will be determined by a majority vote of those present and voting in person or by proxy.

Quorum and Voting Requirements

     The Company's By-Laws provide that the holders of a majority of the outstanding shares of stock shall constitute a quorum at a meeting of stockholders for the transaction of any business. The stockholders present may adjourn the meeting despite the absence of a quorum. Each share of Common Stock shall entitle the holder thereof to one vote. For the election of directors, a plurality of the votes cast shall elect. Any other action shall be authorized by a majority of the votes cast except where the General Corporation Law of the State of Delaware (the "General Corporation Law") prescribes a different percentage of votes and/or a different exercise of voting power. For the election of directors, voting need not be by ballot. Voting by ballot shall not be required for any other corporate action, except as otherwise provided by the General Corporation Law.

     Abstentions will be counted as present for purposes of determining a quorum, but as shares which have not voted. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned proxies to the brokers (so-called "broker non-votes"), those shares will be counted for the purpose of determining whether a quorum is present but will not be included in the vote totals for any matter as to which discretionary authority is prohibited and, therefore, will have no effect on such votes.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth beneficial ownership (determined in accordance with Rule 13d-3 under the securities exchange act of 1934, as amended (the "Exchange Act")), of the Company's Common Stock (the Company's only voting security) by each director, each named executive officer designated in the section of this Proxy Statement captioned "Executive Compensation", all directors and named executive officers as a group and each person (including any "group" as the term is used in section 13(d)(3) of the Exchange Act) known by the Company to own more than 5% of the Common Stock as of June 18, 1998. The Company has been advised that, except as otherwise indicated in the notes to such table, all those listed have the sole power to vote and dispose of the number of shares set forth opposite their respective names, and their respective addresses are in care of the Company:

                                                 Number of Shares
Name of Beneficial Owner                        Beneficially Owned   % of Class
------------------------                        ------------------   ----------
PSL Foods, Inc. (1)............................... 1,690,007            30.9
Camile Magliocco (2)(3)...........................   446,126             8.1
Joseph Castellana (2)(4)(5).......................   476,586             8.7
Frank Castellana  (2)(4)(6).......................   453,529             8.3
Peter Castellana, Jr.  (2)(4)(7)..................   446,126             8.1
Michael Castellana (2)(4)(8)......................   415,666             7.6
Stephen R. Bokser (4).............................    10,000              *
Arnold B. Becker (4)..............................    10,000              *
Chris Darrow (4)..................................       ---              *
All directors and executive officers as a
group (eight persons) (9)......................... 3,502,314            64.0

------------------
* Less than 1% of the outstanding Common Stock

     (1) PSL Foods, Inc. is owned in equal proportions by the individuals named in note (2) below.

     (2) Frank Castellana, Joseph Castellana, Peter Castellana, Jr., Michael Castellana and Camile Magliocco are siblings.

     (3)  Includes 32,818 shares owned by the minor children of Camile
          Magliocco.

     (4) Member of the Company's Board of Directors and/or a named executive officer of the Company. Includes options to purchase 10,000 shares of Common Stock each for Messrs. Bokser and Becker.

     (5) Includes 38,968 shares owned by the wife and minor children of Joseph Castellana.

     (6) Includes 17,528 shares owned by the wife and minor children of Frank Castellana.

     (7) Includes 158,048 shares owned by the wife and minor children of Peter Castellana, Jr.

     (8) Includes 29,398 shares owned by the wife and minor children of Michael Castellana.

     (9) Includes shares owned by PSL Foods, Inc. Also includes options to purchase 20,400 shares of Common Stock held by certain Directors and Executive Officers.

                     PROPOSAL NO 1: ELECTION OF DIRECTORS

     Four directors are to be elected to hold office until the next Annual Meeting of Stockholders and until their successors have been duly executed and qualified. The Board of Directors intends to present for action at the Meeting the election of Messrs. Peter Castellana, Jr., Joseph Castellana, Arnold B. Becker and Stephen R. Bokser to serve as directors until the 1999 Annual Meeting of Stockholders and their successors have been elected and qualified. All of these persons were elected as Directors of the Company at the last Annual Meeting of Stockholders.

     The enclosed proxy will be voted for the election of such nominees. It is not anticipated that any of these nominees will become unavailable for any reason. But, if that should occur before the Meeting, the appointees named in the proxy reserve the right in the exercise of their sole discretion to substitute and to vote for any other person of their choice as a nominee in place of such nominee or to vote for such lesser number of Directors as may be prescribed by the Board of Directors in accordance with the Company's Certificate of Incorporation and By-Laws.

     In accordance with Securities and Exchange Commission ("SEC") regulations, the enclosed proxy card provides stockholders with an opportunity to grant to, or withhold from, the appointees named therein, the authority to vote for the election of any director nominee.

     Approval of the nominees for Director requires the affirmative vote of a plurality of the votes of the outstanding shares of Common Stock cast at the Meeting. The Board of Directors recommends that stockholders vote for the election of the nominees listed below.

     Set forth below is information with respect to the directors and executive officers of the Company.


DIRECTORS                     AGE     PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS
-------------------------     --    -------------------------------------------------
Peter Castellana, Jr. (1)     38    President and Chief Executive Officer of the
                                    Company since March 1995; prior to that,
                                    Vice-President and President of Retail
                                    Operations since May 1992; General Manager-
                                    Retail Operations of the Company for more
                                    than the past five years; Director of the
                                    Company since 1995.

Joseph Castellana (1)         40    Executive Vice-President-Retail Operations
                                    and Executive Assistant to the President and
                                    Chief Executive Officer of the Company since
                                    March 1995; prior to that, Vice-President
                                    and Secretary for more than the past five
                                    years; Director of the Company from 1982
                                    through 1993 and since 1995; Vice-Chairman
                                    from 1995 until 1997.

Stephen R. Bokser             55    President and Chief Executive Officer of
                                    White Rose Food, a wholesale distributor and
                                    a division of Di Giorgio Corp. for more than
                                    the past five years; Director of Di Giorgio
                                    Corp; Director of the Company since 1993.

Arnold B. Becker              63    President of The Arnold Becker Group, Inc.,
                                    provider of management consulting services
                                    to retail companies since February 1996;
                                    prior to that President of Vendamerica,
                                    Inc., the U.S. investment arm of Vendex
                                    International N.V. for more than the past
                                    five years; Director of the Company since
                                    1995.


NON-DIRECTOR EXECUTIVE OFFICERS


                             AGE
                             ---
Frank Castellana (1)          42    Executive Vice-President-Planning and
                                    Development since February 1997; prior to
                                    that, Chairman and Executive
                                    Vice-President-Wholesale Operations of the
                                    Company from March 1995 to 1997; prior to
                                    that, President of the Company for more than
                                    the past five years.

Michael Castellana (1)        34    Senior Vice-President-Retail Operations of
                                    the Company since March 1995; prior to that,
                                    General Manager-Produce Division of the
                                    Company for more than the past five years.

Chris Darrow                  41    Chief Financial Officer of the Company since
                                    March 1997; prior to that, Vice-President
                                    and Controller of Waldbaum, Inc., a
                                    subsidiary of The Great Atlantic & Pacific
                                    Tea Co., for more than the past five years.

Peter R. Admirand             58    Controller-Retail Operations for more than
                                    the past five years; Secretary of the
                                    Company since March 1995.


------------------
(1) Peter Castellana, Jr., Joseph Castellana, Frank Castellana and Michael Castellana are siblings.

Board of Directors Meetings and Committees

     The Board of Directors held two meetings during fiscal 1997 with every director attending each of the meetings held during his term as Director, and acted by unanimous written consent on eight occasions. The Board of Directors has a Compensation and Benefits Committee (the "Compensation Committee") consisting of Arnold B. Becker and Stephen R. Bokser (since July 11, 1997) and an Audit Committee, consisting of Stephen R. Bokser and Arnold B. Becker (since July 11, 1997). Richard G. Klein was a member of the Compensation and Audit Committees until his resignation from the Company's Board of Directors, effective July 11, 1997. In 1997 non-employee directors received a fee of $1,250 for each of the two meetings they attended and reimbursement for reasonable travel and related expenses for each meeting they attended. The Compensation Committee did not meet in fiscal 1997. The Audit Committee acted by unanimous written consent on one occasion in fiscal 1997.

Compensation of Non-Employee Directors

     Pursuant to the Company's compensation policy, each non-employee director will be compensated as follows:

     1. Each non-employee member of the Board (each, a "Member") will be paid a fee of $1,250 dollars for each Board meeting attended by such Member. Members are not paid an annual retainer in addition to such fees.

     2. A one-time grant of options to purchase 5,000 shares of the Company's Common Stock at a price equal to the fair market value of the Common Stock on the date of grant when the non-employee director is first elected to the Company's Board of Directors. Such options shall vest and become exercisable in 20% increments on the first, second, third, fourth and fifth anniversaries of the date of grant.

     In addition, all members of the Board are indemnified by a standard Directors and Officers liability policy in a manner consistent with the requirements of the General Corporation Law. Pursuant to the Certificate of Incorporation of the Company, the Company indemnifies all members of the Board to the fullest extent possible under the Delaware General Corporation Law.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports they file.

     Based solely upon its review of copies of such reports furnished to the Company through the date hereof, or written representations that no reports were required to be filed, the Company believes that during the fiscal year ended January 2, 1998, all filing requirements applicable to its officers, directors and ten percent stockholders were complied with, subject to the exemptions set forth below:

     Chris Darrow, Chief Financial Officer of the Company, did not make a timely filing of his Initial Statement of Beneficial Ownership of Securities on Form 3 in connection with his appointment, dated as of March 3, 1997. Mr. Darrow subsequently filed the Initial Statement of Beneficial Ownership of Securities on Form 3 disclosing this event on April 23, 1997.

                            EXECUTIVE COMPENSATION

General

     The following table sets forth information as to the compensation of the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "Named Executive Officers") for services in all capacities to the Company and its subsidiaries during fiscal years 1997, 1996 and 1995.

                           Summary COMPENSATION Table
                               Annual Compensation


                                                                                    Long-term
                                                                               Compensation Awards
                                                                         -------------------------------
                                                Annual Compensation      Securities
                                              -----------------------    Underlying         All Other
Name and Principal Position           Year    Salary (1)    Bonus (1)    Options (#)    Compensation (2)
---------------------------           ----    ----------    ---------    -----------    ----------------
Peter Castellana, Jr.  ...............1997     $613,673     $ 98,735          ---            $6,000
 President and CEO....................1996      591,347      170,285          ---             6,000
                                      1995      575,000      124,583          ---             6,000

Frank Castellana......................1997      182,308       15,925          ---             6,000
 Executive Vice-President.............1996      333,320       87,316          ---             6,000
                                      1995      330,000       70,417          ---             6,000

Joseph Castellana.....................1997      387,308       63,700          ---             6,000
 Executive Vice-President.............1996      369,359      106,376          ---             6,000
                                      1995      330,000       70,417          ---             6,000

Michael Castellana....................1997      293,496       56,056          ---             6,000
 Senior Vice-President................1996      284,550       82,214          ---             6,000
                                      1995      275,000       59,383          ---             6,000

Chris Darrow..........................1997      103,365       12,209          3,000            ---
   Chief Financial Officer............1996        N/A          N/A            ---              ---
                                      1995        N/A          N/A            ---              ---

------------------
     (1) Amounts shown include cash compensation earned by the named executive officers during each respective year covered, including amounts deferred, if any, at the election of those officers. Bonuses are shown for the year in which they were earned.

     (2) Amounts shown represent the Company's contributions to its Profit Sharing Plan on behalf of the named executives.

                      OPTION GRANTS IN LAST FISCAL YEAR

Stock Options

     The following table sets forth information concerning the grant of stock options under the Company's 1995 Stock Option Plan for Employees.


                             Number of          Percentage of Total
                            Securities            Options Granted
                        Underlining Options      to All Employees     Exercise Price     Expiration         Grant Date
Name                        Granted (1)        in 1997 Fiscal Year       Per Share           Date        Present Value (2)
----                    -------------------    --------------------   --------------   --------------    -----------------
Chris Darrow..................3,000                    9.29               $11.50       April 15, 2007         $12,360


     (1) The option reflected in the table is a non-qualified stock-option under the Internal Revenue Code and was granted on April 15, 1997. The exercise price of the option was equal to 100% of the fair market value of the Common Stock on the date of grant, as determined by the Committee. The option granted vests in increments of 20% on the first, second, third, fourth and fifth anniversaries of the date of grant; however, it may not be exercisable after the expiration of ten (10) years from the date of grant.

     (2) The option value presented is based on the Black-Scholes option-pricing model adapted for use in valuing stock options. The actual value, if any, that an optionee may realize upon exercise will depend on the excess of the market price of the Common Stock over the option exercise price on the date the option is exercised. There is no assurance that the actual value realized by an optionee upon the exercise of an option will be at or near the value estimated under the Black-Scholes model. The estimated value under the Black-Scholes model is based on arbitrary assumptions as to variables such as interest rates and stock price volatility.

             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                        FISCAL YEAR-END OPTION VALUES

     The following table provides information on option exercises by each of the named executive officers during the past fiscal year, and the value of such officers' unexercised options at January 2, 1998, the last day of the Company's fiscal year. No Stock Appreciation Rights were outstanding during this period.



                                                        Number of                          Value of
                                                  Securities Underlying                  Unexercised
                                                   Unexercised Options               in-the-money Options
            Shares Acquired        Value         at Fiscal Year End (1)               at Fiscal Year End
Name           on Exercise       Realized     Exercisable     Unexercisable      Exercisable        Unexercisable
----        ---------------      --------     -----------     -------------      -----------        -------------
Chris Darrow      -0-              -0-           -0-             3,000               -0-                N/A

---------------------
     (1) All options were granted under the 1995 Stock Option Plan for employees. All options are fully exercisable five years after grant (with 20% becoming exercisable each year on the first through fifth anniversaries of the date of grant). The exercise price may be paid in cash, by the surrender of currently owned Common Stock (valued at 100% of market price) or by the delivery to the Company of a copy of irrevocable instructions to a stockbroker to sell shares of Common Stock to be acquired upon exercise of the option and to deliver promptly to the Company an amount sufficient to pay such purchase price or by any combination of the methods of payment described above.

Performance Graph

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company with that of the Dow Jones Equity Market Index, a broad market index, and the Dow Jones Food Retailers and Wholesalers Index, an index of operators of supermarkets, food-oriented convenience stores and other food retailers, both issued by the Dow Jones Company. The comparison for each of the periods assumes that $100 was invested on January 1, 1993, in each of the Common Stock of the Company, the stocks included in the Dow Jones Equity Market Index and the stocks included in the Dow Jones Food Retailers and Wholesalers Index. These indices, which reflect formulas for dividend reinvestment and weighing of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.


                                    GRAPHIC

Board of Directors Compensation Committee Report on Executive Compensation

     Compensation of the Company's executive officers is determined by the Compensation Committee, which consists of Messrs. Arnold B. Becker and Stephen
R. Bokser (since July 11, 1997). Richard M. Klein was a member of the Compensation Committee until his resignation from the Board of Directors, effective July 11, 1997. From time to time, the Compensation Committee consults with William M. Mercer, Inc. for advice on compensation matters and information on competitors' compensation practices. The Company compensation strategy consists of base salary, annual bonus and long term compensation through stock options.

     Compensation of the executive officers of the Company for 1997, including the Chief Executive Officer, was determined by the Compensation Committee upon the recommendation of Peter Castellana, Jr. The base salaries for the Named Executive Officers, including the Chief Executive Officer for 1997 remained unchanged from the 1996 levels. Bonuses earned in 1997 by the Named Executive Officers, including the Chief Executive Officer, were based on the Company's earnings before income taxes ("EBIT"). EBIT targets and bonus percentages were set by the Chief Executive Officer and bonus payments were approved by the Compensation Committee. In connection with Mr. Darrow's commencement of employment in 1997, the Compensation Committee awarded him stock options on 3,000 shares of Common Stock. Because compensation paid to executive officers during 1997 did not exceed the tax deductibility limits of 162(m) of the Internal Revenue Code, the Company currently has no policy with respect thereto.

                             Compensation Committee

                                Arnold B. Becker
                                Stephen R. Bokser

Compensation Committee Interlocks and Insider Participation

     As indicated above, the Compensation Committee establishes executive compensation. Director of the Company, Stephen R. Bokser is President and Chief Executive Officer of White Rose Food and it is anticipated that Mr. Bokser will continue to hold such position during his tenure as a member of the Compensation Committee. During 1997, 1996 and 1995 the Company purchased various food products in the amounts of $37,111,000, $27,423,000, and $21,954,000 from White
Rose Food. As of January 2, 1998 and January 3, 1997, the Company had trade payables of $1,997,000 and $797,000 respectively, due to White Rose Food.

     The Company has retained the law firm of Hofheimer, Gartlir & Gross, LLP to represent the Company in certain matters. Mr. Richard G. Klein, a Director of the Company and a member of the Compensation Committee, until his resignation from the Company's Board of Directors on July 11, 1997, is a partner in said law firm. Payments for services rendered by Mr. Klein's law firm to the Company were not material to the Company and were consistent with fees charged by other law firms for similar services.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

     For more than a decade, the Company and members of the Castellana Family (collectively, the "Principal Stockholders") have had continuing relationships simultaneously as lessors and lessees, suppliers and customers and debtors and creditors. They have also shared certain management personnel and certain administrative functions, such as insurance, advertising and payrolls, and have attempted to allocate the common costs fairly. In October 1992 the parties consummated, an Agreement of Combination (" the Combination") pursuant to which the Company and the food business of the Principal Stockholders were combined under a publicly traded successor Delaware corporation. Since the consummation of the Combination, the Principal Stockholders have held in excess of 70% of the outstanding Common Stock of the Company.

     The Company leases certain retail food stores, office and warehouse facilities from the Principal Stockholders. Concurrent with the Combination, independent appraisals were obtained of the rentals under all then existing Company leases in which the Principal Stockholders had an interest as landlord or tenant (other than one food store lease which was fixed on a formula basis). Any necessary revisions to the leases were made so that in the aggregate, such rentals did not exceed fair market value. The Company and the Principal Stockholders agreed that any future leases from such affiliates would be based on fair market value as established by independent appraisal. All Company leases in which the Principal Stockholders had an interest have been amended periodically, so that the rentals thereunder do not exceed fair market value.

     The Company leases land, various retail food stores and warehouse storage and office space from affiliates of the Principal Stockholders under various leases which expire through January 2017. For fiscal years 1997, 1996 and 1995 rent expense, relating to these leases was $2,829,000, $2,737,000 and $2,772,000 respectively. The Company made capital expenditures of approximately $2,022,000, $725,000 and $374,000 during 1997, 1996 and 1995, respectively, at leaseholds owned by affiliates of the Principal Stockholders.

     In January 1997, a subsidiary of the Company entered into a new lease for a piece of property owned by the Principal Stockholders. Prior to entering into this lease, the Company obtained an independent appraisal of the value of this lease. In March 1998, the Company opened its first outlet-type food store operating under the name "Junior's Food Outlet" at this location.

     In March 1997, certain subsidiaries of the Company entered into new leases with affiliates of the Principal Stockholders for two locations where the Company currently operates retail food stores. These leases increased the rent paid under the prior leases and also increased the terms of such leases. Prior to entering into the leases, the Company obtained independent appraisals of the values of the leases. The Board of Directors of the Company, including the independent Directors, unanimously approved these transactions.

     The average square foot rental for property leased from the Principal Stockholders is $ 3.97 per square foot as compared with an average square foot rental of $ 4.09 for property leased from third party landlords.

     As of January 2, 1998, January 3, 1997 and December 29, 1995, the Company had advances due from the Principal Stockholders and affiliated entities of approximately $0, $0 and $12,000 respectively. These advances were unsecured and non-interest bearing and were repaid in full.

     The Company had sales to affiliates controlled by the Company's Principal Stockholders for 1997, 1996 and 1995 of $ 894,000, $ 335,000 and $ 528,000
respectively.

     During 1997, 1996 and 1995 the Company purchased various food products in the amounts of $37,111,000, $27,423,000 and $21,954,000 respectively, from White Rose Food, of which Stephen R. Bokser, a Director of the Company, is an officer. As of January 2, 1998 and January 3, 1997 the Company had trade payables of $1,997,000 and $797,000 respectively, due to White Rose Food.

     The Company has retained the law firm of Hofheimer, Gartlir, & Gross, LLP to represent the Company in certain matters. Richard G. Klein, a Director of the Company and a member of the Compensation Committee until his resignation from the Company's Board of Directors on July 11, 1997 is a partner of such firm. Payments for services rendered by Mr. Klein's law firm to the Company were not material to either such law firm or the Company and were in line with fees charged by other law firms for similar services.

                 PROPOSAL NO.2: ELECTION OF INDEPENDENT AUDITORS

     In the absence of contrary direction, the proxies will be voted for the selection of PricewaterhouseCoopers LLP as independent auditors to audit the books and accounts of Western Beef, Inc. at the end of the 1998 fiscal year. The Board of Directors recommends that stockholders vote in favor of the selection of PricewaterhouseCoopers LLP.

     Approval of the selection of PricewaterhouseCoopers LLP as independent auditors requires the affirmative vote of a majority of the votes of the outstanding shares of Common Stock cast at the meeting.

     It is expected that representatives of PricewaterhouseCoopers LLP will be present at the Meeting and will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions.

     Effective as of September 15, 1997, the Company, its Board of Directors and the Audit Committee of the Company's Board of Directors determined to terminate the relationship of BDO Seidman, LLP (the "Former Auditor") as the Company's independent auditor. The Former Auditor's report on the financial statements of the Company for either of the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the Company's two most recent fiscal years and the interim period preceding the termination of the Company's relationship with the Former Auditor, there were no disagreements with the Former Auditor on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of the Former Auditor, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

     Price Waterhouse LLP (predecessor firm to PricewaterhouseCoopers LLP) was engaged as the Company's independent auditor on September 15, 1997.

               STOCKHOLDER PROPOSAL AND NOMINATIONS FOR DIRECTORS
                           FOR THE 1999 ANNUAL MEETING

     Stockholder proposals intended for inclusion in the proxy material for the 1999 Annual Meeting and nominations for Directors to be elected at the 1999 Annual Meeting must be received by the Secretary of the Company at the Company's offices at 47-05 Metropolitan Avenue, Ridgewood, New York 11385, no later than March 15, 1999, in order for such proposals and nominations to be included in the proxy material for the 1999 Annual Meeting, which is currently expected to be held in June 1999.

                    ADDITIONAL INFORMATION AND OTHER MATTERS

       A copy of the Company's Form 10-K including financial statements and financial statement schedules, as filed with the Securities and Exchange Commission may be obtained free of charge by writing to Secretary, Western Beef, Inc. 47-05 Metropolitan Avenue, Ridgewood, New York 11385.

     Management is not aware of any matters to be presented for action at the meeting other than the matters mentioned above, and does not intend to bring any other matters before the meeting. However, if any other matters should come before the meeting, it is intended that the holders of the proxies will vote them in their discretion.


                                      By order of the Board of Directors



                                      /s/ Peter R. Admirand
                                      ------------------------------------------
                                      Peter R. Admirand
                                      Secretary

Date: June 19, 1998

PROXY                         WESTERN BEEF, INC.
                                    PROXY
                        ANNUAL MEETING OF STOCKHOLDERS
                                AUGUST 7, 1998
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby appoints JOSEPH CASTELLANA and STEPHEN R. BOKSER, or either one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned, with all the powers the undersigned would possess if personally present, to vote the Common Stock of the undersigned in Western Beef, Inc., at the Annual Meeting of Stockholders to be held August 7, 1998, and at any adjournment thereof, for the following matters.



                             FOLD AND DETACH HERE

                                                       Please mark
                                                      your votes as
                                                       indicated in         /X/
                                                       this example.



WESTERN BEEF'S Board of Directors recommends a vote FOR Items 1 and 2.


                                   FOR ALL
                                  nominees       WITHHOLD       INSTRUCTION: To withhold authority to vote for any
                                 (except as      AUTHORITY                   Individual nominee, strike a line
                                  marked to     to vote for                  through that nominee's name.
                                the contrary)   all nominees
                                -------------   ------------
ITEM 1. Election of Directors                                   NOMINEES: PETER CASTELLANA, JR., JOSEPH
                                                                CASTELLANA, STEPHEN R. BOKSER
                                                                and ARNOLD B. BECKER


I plan to attend the meeting.


                                        FOR     AGAINST    ABSTAIN
ITEM 2. Ratification of independent
        Auditors                        / /       / /        / /


ITEM 3. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.


Date:                         , 1998
     -------------------------

Signature:
          --------------------------

Signature:
          --------------------------

Please mark the date and sign as your name appears hereon and return in the enclosed envelope. If acting as executor, administrator, trustee, etc., you should so indicate when signing. If the signer is a corporation, please sign the full corporate name by duly authorized officer. If shares are held jointly, each stockholder named should sign.



                  PLEASE MARK INSIDE BLUE BOXES SO THAT DATA
                       PROCESSING EQUIPMENT WILL RECORD
                                  YOUR VOTES



                             FOLD AND DETACH HERE